Exhibit 4.4

AMENDMENT NO. 2 AND WAIVER TO NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 2 AND WAIVER TO NOTE PURCHASE AGREEMENT (the “Amendment”) dated as of June 6, 2006 to that certain Note Purchase Agreement (as amended, the “Note Purchase Agreement”) dated as of June 14, 2004 between Oaktree Capital Management, LLC, a California limited liability company (the “Company”), and each of the purchasers listed on Schedule A thereto relating to the issuance and sale of $75,000,000 in aggregate principal amount of the Company’s 5.03% Senior Notes due June 14, 2014 (the “Notes”).

RECITALS

WHEREAS, the Company has requested, and the holders of the Notes have agreed, to amend certain provisions of the Note Purchase Agreement to (i) extend the time for delivery by the Company of certain quarterly financial statements, (ii) permit Indebtedness of any Subsidiary of the Company constituting a contingent obligation of such Subsidiary as the general partner or, to the extent of its capital contribution, a limited partner, of any limited partnership fund managed by the Company or any of its Affiliates and (iii) permit a Subsidiary to grant a Lien in certain of its rights as the general partner of a limited partnership fund to the lenders to such limited partnership fund, in each case subject to and in accordance with the terms thereof; and

WHEREAS, the Company has requested, and the holders of the Notes have agreed, to waive certain violations of certain provisions of the Note Purchase Agreement as a result of the incurrence of Indebtedness and the granting of Liens of the type described in clauses (ii) and (iii) above, in each case prior to the effectiveness of this Amendment.

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment have the meanings assigned thereto in the Note Purchase Agreement as presently in effect.

SECTION 2. AMENDMENTS TO NOTE PURCHASE AGREEMENT

The Note Purchase Agreement is hereby amended in the following respects:

§2.1 Amendments to Section 7.01 of the Note Purchase Agreement.

(a) Section 7.01(a) of the Note Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following in lieu thereof:

“(a) Quarterly Statements — within:

(x) forty-five (45) days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated statement of financial condition of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of operations, changes in members’ capital and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied; and

(y) sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated statement of financial condition of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of operations, changes in members’ capital and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles in the United States of America consistently applied, in the cases of clauses (x) and (y), applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their operations and cash flows, subject to changes resulting from year-end adjustments;”

(b) Section 7.01(b) of the Note Purchase Agreement is hereby amended by inserting the words “consistently applied” immediately following the word “GAAP” therein in each instance where it appears.

§2.2 Amendment to Section 10.03 of the Note Purchase Agreement. Section 10.03 of the Note Purchase Agreement is hereby amended by adding the following new clause (e) to the end thereof:

“(e) Indebtedness of any Subsidiary constituting a contingent obligation of

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such Subsidiary as the general partner or, to the extent of its capital contribution, a limited partner, of any limited partnership fund managed by the Company or any of its Affiliates, whether now existing or newly created, in respect of any Indebtedness of such fund, for so long as such Indebtedness remains a contingent obligation and not a primary obligation of such Subsidiary.”

§2.3 Amendments to Section 10.04 of the Note Purchase Agreement.

(a) Section 10.04 of the Note Purchase Agreement is hereby amended by inserting the following new clause (j) immediately following clause (i) thereof:

“(j) in the case of a Subsidiary which serves as the general partner of a limited partnership fund managed by the Company or any of its Affiliates, any Lien on (x) such Subsidiary’s right as a general partner of such limited partnership fund relating to the capital commitments of the limited partners in such limited partnership fund and all rights of such Subsidiary in respect thereof, including, without limitation, the right to call and receive such capital contributions and compel and enforce payment thereof, and (y) such Subsidiary’s interests and rights as a general partner of any special purpose vehicle owned by such limited partnership fund, provided that such Subsidiary’s right to receive distributions, including, without limitation, any incentive allocation, from such special purpose vehicle is not Material and arises from de minimis capital contributions in special purpose vehicles which are required pursuant to the laws of any jurisdiction in which such special purpose vehicles are organized; and”

(b) Section 10.04(j) of the Note Purchase Agreement is hereby amended by (i) renumbering such clause as clause “(k)” and (ii) deleting therefrom the words “clauses (a) through (i)” and substituting the words “clauses (a) through (j)” in lieu thereof.

§2.4 Amendments to Schedule B of the Note Purchase Agreement.

(a) Schedule B of the Note Purchase Agreement is hereby amended by adding the following to the end of the definition of “Consolidated Interest Expense” therein:

“excluding, for the avoidance of doubt, interest that accrues on Indebtedness of a Subsidiary of the type described in §10.03(e), for so long as such Indebtedness remains a contingent obligation and not a primary obligation of such Subsidiary.”

(b) Schedule B of the Note Purchase Agreement is hereby amended by deleting the definition of “Consolidated Total Debt” in its entirety, and replacing it with the following in lieu thereof:

“ ‘Consolidated Total Debt’ means, at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries, Indebtedness of Subsidiaries of the type described in §10.03(e) and all other terms required to be eliminated in accordance with GAAP.”

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SECTION 3. WAIVERS

§3.1 Waiver of Section 10.03 of the Note Purchase Agreement. The holders of the Notes hereby waive any violations of Section 10.03 of the Note Purchase Agreement prior to the date hereof which may have resulted from short-term borrowings by a limited partnership fund managed by the Company or any of its Affiliates, for which a Subsidiary of the Company was contingently liable as the general partner of such limited partnership fund.

§3.2 Waiver of Section 10.04 of the Note Purchase Agreement. The holders of the Notes hereby waive any violations of Section 10.04 of the Note Purchase Agreement prior to the date hereof which resulted from the Lien granted by OCM Mezzanine Fund II GP LLC (“Mezz II GP”), a Subsidiary of the Company, to the lenders to a certain limited partnership fund of which Mezz II GP is the general partner, provided that such Lien encumbers only (x) Mezz II GP’s right as a general partner of such limited partnership fund relating to the capital commitments of the limited partners in such limited partnership fund and all rights of Mezz II GP in respect thereof, including, without limitation, the right to call and receive such capital contributions and compel and enforce payment thereof, and (y) Mezz II GP’s interests and rights as a general partner of any special purpose vehicle owned by such limited partnership fund, provided that Mezz II GP’s right to receive distributions, including, without limitation, any incentive allocation, from such special purpose vehicle is not Material and arises from de minimis capital contributions in such special purpose vehicle which are required pursuant to the laws of any jurisdiction in which such special purpose vehicle is organized.

SECTION 4. MISCELLANEOUS.

§4.1 Instrument Pursuant to Note Purchase Agreement. This Amendment is executed pursuant to Section XVII of the Note Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with all of the terms and provisions of the Note Purchase Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Note Purchase Agreement shall remain unamended and unwaived. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Note Purchase Agreement or of any term or provision of any other document or of any transaction or further action on the part of the Company which would require the consent of any holder under the Note Purchase Agreement.

§4.2 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

§4.3 Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

§4.4 Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized thereunto as of the day and year first above written.

Very truly yours, OAKTREE CAPITAL MANAGEMENT, LLC

By:	/S/ DAVID M. KIRCHHEIMER
Name: David M. Kirchheimer, CPA
Title: Principal, Chief Financial and Administrative Officer

By:	/S/ BRUCE A. KARSH
Name: Bruce A. Karsh
Title: President

The foregoing Amendment is hereby agreed to

as of the date thereof.

FORT DEARBORN LIFE INSURANCE COMPANY

By: Advantus Capital Management Inc.

By:	/S/ E. A. BERGSLAND
Name: E. A. Bergsland Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

TRUSTMARK INSURANCE COMPANY By: Advantus Capital Management Inc.

By:	/S/ DAVID LAND
Name: David Land Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

GUIDEONE MUTUAL INSURANCE COMPANY By: Advantus Capital Management Inc.

By:	/S/ DAVID LAND
Name: David Land Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

GUIDEONE PROPERTY & CASUALTY INSURANCE COMPANY

By: Advantus Capital Management Inc.

By:	/S/ THOMAS B. HOUGHTON
Name: Thomas B. Houghton Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

AMERICAN REPUBLIC INSURANCE COMPANY

By: Advantus Capital Management Inc.

By:	/S/ THEODORE R. HOXMEIER
Name: Theodore R. Hoxmeier Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

GUIDEONE SPECIALTY MUTUAL INSURANCE COMPANY

By: Advantus Capital Management Inc.

By:	/S/ THOMAS B. HOUGHTON
Name: Thomas B. Houghton Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

MTL INSURANCE COMPANY

By: Advantus Capital Management Inc.

By:	/S/ E. A. BERGSLAND
Name: E. A. Bergsland Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

AIG ANNUITY INSURANCE COMPANY

By: AIG Global Investment Corp., investment advisor

By:	/S/ GERALD F. HERMAN
Name: Gerald F. Herman Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

PHL VARIABLE INSURANCE COMPANY

By:	/S/ JOHN H. BEERS
Name: John H. Beers Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

PHOENIX LIFE INSURANCE COMPANY

By:	/S/ JOHN H. BEERS
Name: John H. Beers Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: CIGNA Investments, Inc. (authorized agent)

By:	/S/ DEBORAH B. WIACEK
Name: Deborah B. Wiacek Title: Managing Director

The foregoing Amendment is hereby agreed to

as of the date thereof.

CIGNA LIFE INSURANCE COMPANY OF NEW YORK

By: CIGNA Investments, Inc. (authorized agent)

By:	/S/ DEBORAH B. WIACEK
Name: Deborah B. Wiacek Title: Managing Director

The foregoing Amendment is hereby agreed to

as of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/S/ MARK E. KISHLER
Name: Mark E. Kishler Title: Its Authorized Representative

The foregoing Amendment is hereby agreed to

as of the date thereof.

J. ROMEO & CO.,

as nominee for MONY Life Insurance Company

By:	/S/ BRIAN DOHERTY
Name: Brian Doherty Title: VP

The foregoing Amendment is hereby agreed to

as of the date thereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/S/ ESTELLE D. SIMSOLO
Name: Estelle D. Simsolo Title: Director – Private Placements